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                                                                                       EXHIBIT 11.0


                                  STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                                                     Three Months Ended        Nine Months Ended
                                                                         March 31,                   March 31,
                                                                  -----------------------      ---------------------
                                                                    1999           1998         1999           1998
                                                                  -------        -------       -------         -----
                                                                        (In thousands, except  per share amount)

Net Income.....................................................     $ 5,076      $ 4,658     $ 15,066      $ 14,286
                                                                      =====        =====       ======        ======


Weighted average common shares outstanding.....................       8,316        9,161        8,545         8,799


Basic earnings per common share................................      $ 0.61      $ 0.51       $ 1.76         $ 1.62
                                                                       ====        ====         ====           ====


Weighted average common shares outstanding.....................       8,316        9,161        8,545         8,799

Potential common stock due to dilutive
    effect of stock options....................................         466          559          460           538
                                                                    -------        -----       ------         -----


Total shares for diluted earnings per share....................       8,782        9,720        9,005         9,337
                                                                      =====        =====       ======        ======
Diluted earnings per common share .............................      $ 0.58       $ 0.48       $ 1.68        $ 1.53
                                                                       ====         ====         ====          ====


                                                        22

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